EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement pertaining to the 2006 Employee Incentive Plan of Acorda Therapeutics, Inc. of our reports dated February 27, 2015, with respect to the consolidated financial statements of Acorda Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Acorda Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
February 27, 2015